EXHIBIT 10.1

SECURED PROMISSORY NOTE

(with optional conversion)

$______________	January ______, 2012

Fort Lauderdale, Florida

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as “Maker”) promises to pay to the order of _______________________, _______________ at such address as the Lender shall specify in writing to the Borrower, (hereinafter collectively referred to as the “Lender”), the principal sum of ________________ Thousand Dollars (US $___________.00), together with interest thereon from the date or dates of disbursement of the aforesaid principal sum.  Principal and interest shall be payable as follows:

The entire outstanding principal balance together with accrued interest shall be due and payable to Lender on the earlier of (i) the date upon which the Lender closes its initial public offering of its common stock; (ii) upon the closing of the Sale of the Company; or (iii) the date which is twelve (12) months from the date of this Note (“Note”).  As used herein, the term “Sale of the Company” shall mean (1) any merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.  As described in this paragraph, such date being the “Maturity Date.”

Interest on this Note shall accrue at a rate of Seven Percent (7%) per annum commencing on the date of this Note.

Interest on this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed.  The aforesaid payments shall be applied first to accrued interest on the unpaid balance at the rate herein above specified and next to the payment of principal.  Interest shall be accrued on the unpaid balance of principal existing on each day during the payment period.

OPTIONAL CONVERSION.  At any time prior to the Maturity Date, at the option of Lender in its sole discretion, all or any portion of the then outstanding Principal Amount and Interest of this Secured Note may be converted (an “Optional Conversion”) into a number of shares of common stock of the Company (the “Optional Conversion Shares”) equal to the amount of the then outstanding Principal Amount and Interest to be converted divided by $0.125 (the “Conversion Price”).

In order to exercise the right of Optional Conversion, Lender shall surrender this Convertible Note at the principal office of Company and shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the “Optional Conversion Notice”), to Company. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and at such time such portion of the Principal Amount and Interest as is subject to such Optional Conversion shall be applied by Company in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Company from all liability in respect of such portion of the Principal Amount and Interest converted, and Lender shall be deemed for all purposes to have become the Lender of the Optional Conversion Shares. Any Optional Conversion Shares issued by the Company pursuant to this Conversion Option shall be deemed to be duly and validly issued, fully paid and nonassessable.

This Note may be prepaid in part or in full at any time without penalty.  The payment of any larger or additional sum in advance of the payments herein required shall not relieve the Maker of the payment of the regular installments or of any other sums due as herein provided.

It is agreed hereby that if any payment of the principal sum or above mentioned interest, or any installment thereof, or any interest thereon, not be made within five (5) business days of when due or in the event default be made in the performance or compliance with any of the covenants and conditions of this Note; or upon any default in the payment of any sum due by Maker to Lender under any other note, security instrument or other written obligation of any kind now existing or hereafter created; or upon the insolvency, bankruptcy, or dissolution of the Maker hereof; then, in any or all such events, the entire amount of principal of this Note with all interest then accrued, shall, at the option of the Lender of this Note and without notice (the Maker hereby expressly waives notice of such default), become and be due and collectible, time being of the essence of this Note.

This Note shall be the joint and several obligations of all makers, sureties, guarantors, and endorsers, and shall be binding upon them, their heirs, personal representatives, successors, and assigns.  Each and every of the aforementioned parties, and all other parties, and all other persons now or hereafter becoming parties hereto and obligated or liable for the payment hereof, do, jointly and severally waive demand, presentment for payment, protest and notice of protest and non-payment of this Note, and expressly agree, jointly and severally, that in the event of default as specified herein, the whole of the indebtedness hereof shall become immediately due and payable, at the option of the legal Lender of this Note, and if this Note becomes in default to pay all costs of collection, including reasonable attorneys’ fees legal assistants’ fees for services and costs in the enforcement hereof either prior or subsequent to judgment, whether in judicial proceedings, including but not limited to appellate proceedings or otherwise.  The obligation to pay such attorneys’ fees and costs shall survive the entry of any judgment hereon and shall not merge with the same.  Failure or delay on the part of the legal Lender hereof in exercising said option shall not operate as a waiver of the right to exercise said option any time during the continuance of any such default or in the event of any subsequent default.  After maturity or default, this Note shall bear interest at the highest rate permitted under then applicable law provided, however, in no event shall such rate exceed the highest rate permissible under the applicable law.

All makers, sureties, guarantors, and endorsers and any other persons, firms or corporations becoming liable under this Note hereby consent to any advances, extensions or renewals of this Note or any part thereof, without joinder of the undersigned, and waive all and every kind of notice of such advances, extensions, renewals or changes, and agree to remain and continue liable under said Note until the indebtedness hereof is fully paid, notwithstanding any extension or extensions of the time of, or for the payment of said indebtedness, nor any change or changes by way of release or surrender or substitution of any real property and collateral, or either, held as security for this Note.

The undersigned does not intend or expect to pay nor does the Lender hereof intend or expect to charge, accept or collect any interest greater than the highest legal rate of interest, which may be allowed by law.  Should the acceleration hereof or any changes made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by the Lender hereof, and any such excess shall be credited by the Lender to the balance hereof.

Lender may, at any time, sell, transfer or assign this Note and the other related loan document and any or all servicing rights with respect to this Note, or grant participations in this Note.   Lender may forward to any prospective purchaser all documents and information Lender now has or may acquire, as Lender determines necessary or desirable, including, without limitation, financial information regarding Maker.

This Note is secured by that certain General Collateral Assignment and Security Agreement, that certain Patent Collateral Assignment and Security Agreement and that certain Trademark Collateral Assignment and Security Agreement all of even date herewith, executed by Maker and delivered to Lender.

Maker agrees to pay any recording fees, filing fees, documentary stamp taxes or other charges arising out of or incident to the filing, the issuance and delivery of this Note or the delivery and recording of such further assurances and instruments as may be required by Lender.

Maker hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in respect of any litigation based hereon, or arising out of under or in connection with this Note and any document contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or action of either party.

AUTHORIZED REPRESENTATIVE OF LENDER.  Maker hereby acknowledges and agrees, and Lender by its acceptance of this Note hereby confirms, that A.J. NASSAR, or his duly acknowledged successor or assign, shall be the sole authorized representative of Lender and that all parties named in above and named in the definition of “Lender” have authorized A.J. NASSAR to act on their behalf in all matters in connection with this Note.  Maker and Lender further acknowledge and agree that Maker shall have no obligation to respond to any request or demand in all matters in connection with this Note from any named Lender party other than A.J. NASSAR and payment or settlement or performance to A.J. NASSAR in all matters in connection with this Note shall bind all named Lender parties.

MMAX Media, Inc.
a Nevada corporation

By:

Title:

Makers Address:

MMAX Media, Inc.

511 NE 3rd Avenue, Suite 100

Fort Lauderdale, Fl  33301

Attention:  Chief Executive Officer

Phone:  (800) 991-4534

Fax:  (954) 302-8415

{Florida documentary stamp tax in the correct amount has been collected and paid pursuant to Florida law.}

EXHIBIT A TO SECURED PROMISSORY NOTE

(with optional conversion)

CONVERSION NOTICE

To:   MMAX Media, Inc.

The undersigned registered holder of the attached SECURED PROMISSORY NOTE (with optional conversion), dated as of December __, 2011, (“Convertible Note”) hereby irrevocably exercises the option to convert US$_________ of the Principal Amount outstanding under the Convertible Note into the Conversion Shares in accordance with the terms of the Convertible Note, and directs that the Certificates representing the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below.

Dated:

Signature(s)